TELEVISION AND RADIO BROADCASTING SERVICES

                              AUSTRALIA PTY LIMITED



                                  ("Assignor")



                                       and



                       AUSTAR UNITED LICENCECO PTY LIMITED



                                  ("Assignee")



                                       and



                      AUSTAR UNITED COMMUNICATIONS LIMITED



                                  ("Guarantor")







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            AGREEMENT TO ASSIGN LICENCES FOR RADIO FREQUENCY SPECTRUM

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                           Peter Cornelius & Partners
                           1st Floor 147a King Street

                                   Sydney 2000

                               Tel: 02 - 9232 6000

                                  DX252 Sydney

            AGREEMENT TO ASSIGN LICENCES FOR RADIO FREQUENCY SPECTRUM

THIS AGREEMENT is made on 21 October 2000.

PARTIES

TELEVISION AND RADIO BROADCASTING SERVICES AUSTRALIA PTY LIMITED ACN 070 677 717 of 55 Pyrmont Bridge Road, Pyrmont ("Assignor");

AUSTAR UNITED LICENCECO PTY LIMITED ACN 094 085 024 of Level 29, AAP Centre, George Street, Sydney 2000 ("Assignee"); and

AUSTAR UNITED COMMUNICATIONS LIMITED ACN 087 695 707 of Level 29, AAP Centre 259 George Street, Sydney 2000 ("Guarantor")


RECITALS

A. The Assignor holds a number of Licences for specified radio frequency spectrum.

B. The Assignor has agreed to assign the Licences for radio frequency spectrum it holds to the Assignee under Chapter 3 Part 3.2 Division 5 of the Radiocommunications Act.

C.   The Assignee has agreed to accept the assignment of the Licences.

D. The Guarantor is a holding company of the Assignee, and guarantees the obligations of the Assignee under this agreement in consideration of the Assignor entering into this agreement.


OPERATIVE PROVISIONS

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this agreement, unless the contrary intention appears or the context otherwise requires:

     "ACA" means the Australian Communications Authority;

     "Assignee Warranties" means those warranties set out in Schedule 2;

     "Assignor Warranties" means those warranties set out in Schedule 3;

     "Business Day" means a day on which banks are open for business in Sydney, Australia other than a Saturday, Sunday or public holiday;

     "Claim" means any claim, demand, action, or cause of action, including but not limited to in contract, in tort, in equity or under statute, or any loss, cost, expense or liability arising from or in connection with the negotiation and implementation of this agreement, the Licences or any breach or default under this agreement (including any breach of a Assignor Warranty) or under an indemnity;

     "Completion" means the completion of the assignment of the Licences in accordance with Clause 6;

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     "Completion Date" means the date referred to in Clause 6.1;

     "Condition" means the condition referred to in Clause 2.1;

     "Deposit" means $14 million;

     "Deposit Account" means an interest bearing account held by Macquarie Bank Limited as stakeholder;

     "Duty" means any stamp, transaction or registration duty or similar charge imposed by any Government Authority and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above;

     "Encumbrance" means any Security Interest, pledge, mortgage, lien, charge or adverse claim of ownership or use;

     "FIRB" means the Treasurer of the Commonwealth of Australia, whether acting on the advice of the Foreign Investment Review Board of the Commonwealth of Australia or not;

     "Government    Authority"    means   any   government   or    governmental,
     semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

     "GST" has the meaning given by A New Tax System (Goods and Services Tax Act 1999;

     "Guaranteed Moneys" means all debts and other liabilities of the Assignee to the Assignor under or in relation to this agreement and in any capacity, irrespective of whether the debts and other liabilities:

     (a)  are present or future;

     (b)  are actual or contingent;

     (c)  are ascertained or unascertained;

     (d) are owed or incurred alone, or severally or jointly with any other person;

     (e) are owed or incurred as principal, interest, fees, charges, Duties, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs, expenses or on any other account; or

     (f) comprise any combination of the above, and includes debts and monetary liabilities owed or incurred under or pursuant to this agreement;

     "Interest Rate" means 7% per annum calculated on a daily basis without compounding;

     "Laws" means all laws including rules of common law,  principles of equity,
     statutes,   regulations,   proclamations,   ordinances,   by-laws,   rules,

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     regulatory principles and requirements,  mandatory codes of conduct, writs,
     orders,  injunctions,  judgements,   determinations  or  statutory  licence
     conditions;

     "Licences" means the licences specified in Schedule 1, including the rights granted under those licences;

     "Purchase Price" means the total consideration paid for the assignment of the rights granted under the Licences comprising:

     (a)  Immediate cash component - $110 million payable on Completion.

     (b)  Deferred  component - $30 million plus  interest  payable under Clause
          6.3.

     "Register" means the register established pursuant to Section 143 of the Radiocommunications Act 1992;

     "Related Body Corporate" has the same meaning as in the Corporations Law;

     "Security Interest" means an interest or power:

     (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

     (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

     by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above;

     "Transfer Forms" means ACA forms for the assignment of the Licences to the Assignee in the form of Annexure 1 of this agreement;

     "Warranties" means the Assignee Warranties and the Assignor Warranties.

1.2  Interpretation

     In this agreement, unless the context otherwise requires:

     (a) a reference to this agreement is a reference to this agreement as amended, varied, novated or substituted from time to time;

     (b) a reference to any legislation includes all legislation, regulations and instruments issued under that legislation and any modification, consolidation, amendment, re-enactment or replacement of that legislation;

     (c) a word importing the singular includes the plural and vice versa and a gender includes each other gender;

     (d) where a word or phrase is given a defined meaning, any other part of speech or other grammatical form of that word or phrase has a corresponding meaning;

     (e) a reference to a Clause, Schedule or Annexure is a reference to a Clause, Schedule or Annexure of this agreement;

     (f) any heading used in the agreement is for convenience only and does not affect the interpretation of this agreement;

     (g) the Schedules of, and Recitals and Annexures to, this agreement form part of this agreement;

     (h) words and expression importing natural persons includes any company, corporation or other body corporate or other person, firm, joint venture, partnership, trust or other entity or any Government Authority and vice versa;

     (i) references to any of the parties hereto, where relevant, is deemed to be references to or include, as appropriate, its successors or permitted assigns;

     (j)  reference to time is a reference to time in Sydney, Australia;

     (k) a reference to "dollars" or "$" is to an amount in Australian currency;

     (l) unless otherwise expressly stated, references to, or any payments of, monetary amounts must be in immediately available and freely transferable funds and where payment is to be made to the Assignor such payment must be made to the Assignor or as it may direct; and

     (m) whenever any payment is to be made or any act, matter or thing is to be done under this agreement on a day which is not a Business Day, then such payment must be made or act, matter or thing done on the next day which is a Business Day.

2    CONDITION PRECEDENT

2.1  Condition

     Completion will not proceed unless at least one of the following occurs:

     (a) A notice in writing is issued by, or on behalf of, the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object under the Government's foreign investment policy to the parties entering into and completing this agreement and the transactions contemplated by it following an application made under the Foreign Acquisitions and Takeovers Act 1975 (Cth) ("FATA").

     (b) The Treasurer of the Commonwealth of Australia becomes precluded from making an order in respect of the transactions contemplated by this agreement under FATA, if those transactions are prohibited by FATA.

     (c)  FIRB   notifies  the   Assignee  in  writing  that  the   transactions
          contemplated by this agreement are not within the scope of FATA.

2.2  Condition Precedent

     The Condition in Clause 2.1 is a condition precedent to Completion.

2.3  Reasonable Endeavours

     (a) The Assignee must use all reasonable endeavours and act diligently to procure that the Condition in Clause 2.1 is fulfilled as soon as possible.

     (b)  The Assignee must:

          (1) forthwith lodge its application for the approval contemplated by Clause 2.1 ("FIRB approval") which shall in all respects contain all information which FIRB may require;

          (2) not withdraw its application for FIRB approval and must promptly comply with FIRB's requests for information;

          (3) notify the Assignor in writing forthwith of FIRB granting or refusing to grant its approval to the assignment of the Licences;

     (c) The Assignor must provide the Assignee with all reasonable assistance to obtain FIRB approval.

     (d) The Assignor will not provide information to FIRB without a representative of the Assignee approving that information unless the Assignor is required to provide that information by Law or to comply with a request by FIRB.

2.4  Termination

     (a) If the Condition in Clause 2.1 is not satisfied or waived in writing in accordance with Clause 2.5 by 31 December 2000 or by such later time as the parties agree in writing, then this agreement may be terminated by either the Assignor or the Assignee giving written notice of termination to the other.

     (b) If this agreement is terminated pursuant to Clause 2.4(a), the parties shall remain liable for any pre-existing breach of this agreement.

2.5  Waiver

     The Condition in Clause 2.1 can be waived only by the Assignee.

3    DEPOSIT

3.1  Pay Deposit

     (a) On signing this agreement, the Assignee must pay the Deposit to Macquarie Bank Limited by bank cheque which must forthwith be placed into a Deposit Account in the joint names of the Assignee and the Assignor.

     (b)  The Deposit must be dealt with in accordance with this Clause 3.

3.2  Investment of Deposit

     The Assignor and the Assignee must:

     (a)  instruct   Macquarie   Bank  Limited  to  invest  the  Deposit   until
          Completion, rescission or termination of this agreement in the Deposit Account; and

     (b) procure the withdrawal of the Deposit and accrued interest on the Completion Date or upon the rescission or termination of this agreement and pay it to the party entitled to the Deposit under Clauses 3.3 and 3.4 including delivery of any necessary authorities to Macquarie Bank Limited to release the Deposit in accordance with this agreement.

3.3  Interest on the Deposit

     Interest on the Deposit is payable to the person entitled to the Deposit in accordance with Clause 3.4.

3.4  Entitlement to Deposit

     (a) The Assignor is entitled to the Deposit and any accrued interest on the Deposit if:

          (1)  Completion occurs in accordance with Clause 6; or

          (2)  the Assignee is in breach of:

               (A) any obligation under this agreement (other than those which require the payment of money to the Assignor and those which are incapable of remedy) and has not remedied that breach within 5 Business Days notice from the Assignor to do so;

               (B) any obligation under this agreement which is incapable of remedy; or

               (C) any obligation under this agreement to pay money to the Assignor.

     (b) The Assignee is entitled to the Deposit and any accrued interest on the Deposit in all circumstances (including if this agreement is terminated) except where the Assignor is entitled to the Deposit and any accrued interest in accordance with Clause 3.4(a).

     (c) The rights set out in Clauses 3.4(a) and (b) are without prejudice to any other rights or remedies that the parties may have.

4    TITLE

     Title to the Deposit shall pass to the Assignor or the Assignee as appropriate when they become entitled to the Deposit under Clause 3.4.

5    NOT USED

6    COMPLETION

6.1  Completion Date

     The Completion Date means the date on which Completion occurs in accordance with Clause 6.

6.2  Time & Place for Completion

     Completion will occur as soon as reasonably practicable (but in any event no longer than 5 Business Days) after the Condition is satisfied. Completion will take place at the Canberra offices of the ACA at 12.00pm or such other time and/or place as the parties may agree in writing

6.3  Payment of Purchase Price

     (a)  The Purchase Price is to be paid as follows:

          (1)  at Completion, the Assignee must:

               (A) pay $96 million to the Assignor by bank cheque ("Completion Cheque"); and

               (B) deliver an authority addressed to Macquarie Bank Limited for Macquarie Bank Limited to release the Deposit to the Assignor.

          (2) On or before 31 August 2001, the Assignee must pay $30 million to the Assignor as well as all accrued interest on that amount calculated at the Interest Rate from but not including the Completion Date to and including the date of payment in accordance with this clause.

     (b) At Completion, the Assignor must deliver an authority to Macquarie Bank Limited for Macquarie Bank Limited to release the Deposit to the Assignor.

6.4  Transfers

     (a) On Completion the Assignor will deliver to the ACA the Transfer Forms duly completed and duly signed by the Assignor, following receipt by it of the Completion Cheque. The Assignor will hold the Completion Cheque in escrow and will not bank the Completion Cheque and title in the money underlying the Completion Cheque will not pass until the ACA has amended the Register to show that the Assignee is the licensee of the Licences.

6.5  GST

     (a) The consideration payable under this agreement does not include a goods or services tax ("GST") or similar tax. If GST is imposed on any supply made under this agreement, the parties agree that subject to the Assignor issuing a valid tax invoice (as defined in the A New Tax System (Goods and Services) Act 1999), the consideration may be increased by an additional amount calculated by multiplying the consideration payable for the relevant supply by the prevailing GST rate at the time of the supply.

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


     (b) Except where specifically provided otherwise in this agreement, the parties agree that any amount in respect of GST payable under this Clause 6.5 must be paid by the Assignee before the 21st day of the following month after receipt by the Assignee of the relevant valid tax invoice provided that if the Assignee does not pay the Assignor GST on the due date under this Clause the Assignee must pay the Assignor any additional tax, interest or penalties for late payment incurred by the Assignor as a result.

     (c) The Assignor must provide the Assignee with an adjustment note immediately upon becoming aware of an adjustment event (as defined in a New Tax System (Goods and Services) Tax Act 1999).

6.6  Assignment of Licences

     (a) At Completion the Assignor, effective from Completion assigns to the Assignee and the Assignee accepts assignment from the Assignor of all rights, title and interest in each of the Licences.

     (b) From Completion, the Assignee must duly observe and perform all of the covenants, terms, conditions and obligations to be observed or performed by the Assignor under each Licence.

6.7  Assignor's Obligation Upon Completion

     On Completion the Assignor will deliver to the Assignee original copies of the Licences (if not already provided).

6.8  Interdependence

     Each of the obligations of the parties expressed as being required to take place at Completion must occur simultaneously and none of them will be taken to have occurred until all of them have occurred.

7    PERIOD BEFORE COMPLETION

7.1  Prior to Completion

     (a) During the period after both parties have signed this agreement and until Completion, the Assignor will not:

          (i) sell, transfer, lease, assign or otherwise dispose of any of the Licences;

         (ii) without the prior written approval of the Assignee (which consent cannot be unreasonably withheld) create or allow any Encumbrance to arise over the Licences; or

        (iii) knowingly or wilfully do or fail to do anything that would result in the Assignor breaching any conditions of the Licences or any Laws applicable to the Licences.

     (b) The Assignor will notify the Assignee of any claim, demand, action, or cause of action made against the Assignor prior to Completion in respect of the Licences.

     (c) The Assignee must forthwith provide the ACA with such information about the assignment contemplated by this agreement, including but not limited to any applicable fees, as the ACA requires (if any) for the purpose of amending the Register to take account of that assignment.

8    WARRANTIES AND INDEMNITIES

8.1  Warranties

     (a) Unless otherwise stated, and subject to Clause 8.2, the Assignor gives to the Assignee the Assignor Warranties as at the date of this agreement and immediately prior to Completion.

     (b) The Assignee and the Guarantor gives to the Assignor the Assignee Warranties as at the date of this agreement and immediately prior to Completion.

8.2 Disclosure and Matters of Public Record

     The Assignor Warranties other than the Assignor Warranties numbered 1 through 5 and 10 are given subject to and are qualified by:

     (a)  disclosures in this agreement;

     (b) the written information provided by the Assignor to the Assignee for the purposes of due diligence enquiries into the Licences, the Assignor and the business of the Assignor; and

     (c) matters recorded as at 4.00pm in Sydney on the date preceding the date of this agreement which would have been revealed by searches as at those times of any public register or data base kept by the ACA.

8.3  Assignor Indemnity

     (a) The Assignor will indemnify the Assignee against any loss or damage and all reasonable costs and expenses it incurs as a direct result of the breach of the agreement by the Assignor ("Assignee Claim"). For the avoidance of doubt this indemnity extends, without limitation, to reasonable legal costs.

     (b) Within 15 Business Days after the Assignee receives any claim or demand, or is served with any legal proceedings, which may lead to liability on the part of the Assignor under any Assignee Claim, the Assignee shall give written notice to the Assignor setting out full details of the claim, demand or legal proceedings.

     (c) The Assignee shall not compromise or pay any claim or demand or admit liability in relation to any claim or demand or agree to arbitrate, compromise or settle any legal proceedings which may lead to liability on the part of the Assignor under any Assignee Claim without prior written approval of the Assignor.

     (d)  The Assignor will at any time be entitled at its election to:

          (i) require, at the Assignor's own cost, the Assignee (and the Assignee will be obliged) to take such action as the Assignor reasonably requires to avoid, contest, compromise or defend any claim, demand or legal proceedings which may lead to liability on the part of the Assignor under any Assignee Claim, or

         (ii) take over responsibility for the conduct or defence of such claim or demand or legal proceedings.

     (e) The Assignor is not liable to the Assignee for any Assignee Claim arising from a claim, demand or legal proceedings in respect of which the Assignee does not fully comply with this Clause 8.3.

     (f) The indemnity given in Clause 8.3(a) is subject to all of the limitations that apply to a Claim for breach of an Assignee Warranty.

8.4  Assignee Indemnity

     (a) The Assignee will indemnify the Assignor against any loss or damage and all reasonable costs and expenses it incurs as a direct result of the breach of the agreement by the Assignee ("Assignor Claim"). For the avoidance of doubt this indemnity extends without limitation to reasonable legal costs.

     (b) Within 15 Business Days after the Assignor receives any claim or demand, or is served with any legal proceedings, which may lead to liability on the part of the Assignee under any Assignor Claim, the Assignor shall give written notice to the Assignee setting out full details of the claim, demand or legal proceedings.

     (c) The Assignor shall not compromise or pay any claim or demand or admit liability in relation to any claim or demand or agree to arbitrate, compromise or settle any legal proceedings which may lead to liability on the part of the Assignee under any Assignor Claim without prior written approval of the Assignee.

     (d)  The Assignee will at any time be entitled at its election to:

          (i) require, at the Assignee's own cost, the Assignor (and the Assignor will be obliged) to take such action as the Assignee reasonably requires to avoid, contest, compromise or defend any claim, demand or legal proceedings which may lead to liability on the part of the Assignee under any Assignor Claim, or

         (ii) take over responsibility for the conduct or defence of such claim or demand or legal proceedings.

     (e) The Assignee is not liable to the Assignor for any Assignor Claim arising from a claim, demand or legal proceedings in respect of which the Assignor does not fully comply with this Clause 8.4.

     (f) The indemnity given in Clause 8.4(a) is subject to all of the limitations that apply to a Claim for breach of an Assignor Warranty.

8.5  Not Entitled to Claim

     The Assignee must not make any Claim unless it is based on and limited to the provisions of this agreement (and, if it relates to a breach of an Assignor Warranty, such Claim must only be for the breach of that Assignor Warranty as qualified by the matters referred to in Clause 9).

8.6  Assignee's Reliance on its Own Inquiries

     The Assignee acknowledges and warrants and represents to the Assignor that:

     (a) it is a sophisticated investor and radio communications operator and it has agreed to take an assignment of the Licences and enter this agreement as a result of its own investigations and enquiries, for which it has had ample opportunity, and has not relied upon any warranty, representation or assurance given by or on behalf of the Assignor, other than as expressly set out in this agreement;

     (b) except as expressly set out in this agreement, neither the Assignor nor any person acting or purporting to act for or on behalf of the Assignor have given notice or made any warranty or undertaking concerning the Licences; and

     (c) all conditions and warranties which would otherwise be implied in this agreement (whether by statute, the common law, equity, trade custom or usage or howsoever otherwise) are expressly excluded to the maximum extent permitted by law.

8.7 Adjustment to Purchase Price

     Any amount paid to the Assignee by the Assignor under this agreement including in connection with a Claim, will be treated as a reduction in the Purchase Price.

9    LIMITATION OF LIABILITY

9.1  Consequential Loss

     (a) The Assignor is not liable to the Assignee for, and the Assignee must not make a Claim for, any consequential or indirect loss including, without limitation, lost profits and lost opportunities.

     (b) The Assignee is not liable to the Assignor for, and the Assignor must not make a Claim for, any consequential or indirect loss including, without limitation, lost profits and lost opportunities.


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

9.2  Limitation for Insurance

     The Assignor is not liable to the Assignee for any Claim for loss or damage to the extent such loss or damage is recovered under any policy of insurance of the Assignee or a Related Body Corporate of the Assignee or would be so recovered by a policy of insurance had the Assignee and its Related Bodies Corporate complied with their obligations under such policy of insurance (including, without limitation, by notifying the relevant insurer of the occurrence of all insurable events and other relevant matters within the necessary time periods).

9.3  Limitation for Future Events

     The Assignor is not liable to the Assignee for any Claim to the extent that it would not have arisen but for:

     (a) anything done or not done after Completion by the Assignee or any person acting or purporting to act on behalf of the Assignee(other than at the direction of the Assignor); or

     (b) the enactment of any legislation or a change in Law or the practice of a Government Agency after the date of this agreement including legislation or any change which has a retrospective effect;

9.4  Time Limits

     (a)  The Assignor is not liable to the Assignee for any Claim unless:

          (i) the Assignee has given written notice to the Assignor setting out full details of the Claim and the matters giving rise to that Claim within 2 years after Completion; and

         (ii) the Claim was agreed, compromised or settled or the Assignee has issued and served legal proceedings against the Assignor concerning the Claim within 3 months of giving notice of the Claim.

     (b) The Assignee is not liable to the Assignor for a breach of an Assignee Warranty unless:

          (i) the Assignor has given written notice to the Assignee setting out full details of the Claim and the matters giving rise to that Claim within 2 years after Completion; and

         (ii) the Claim was agreed, compromised or settled or the Assignor has issued and served legal proceedings against the Assignee concerning the Claim within 3 months of giving notice of the Claim.

9.5  Monetary Limits

     (a) The Assignor is not liable to the Assignee for any Claim for breach of the Assignor Warranties unless:

          (i) the amount of each claim is more than $140,000, in which case the Assignee may recover all amounts claimed and not just the excess of $140,000; and

         (ii) the aggregate amount claimed in respect of all breaches under this agreement must exceed $700,000, in which case the Assignee may recover all amounts claimed, not just the excess over $700,000.

     (b) The Assignee is not liable to the Assignor for a breach of the Assignee Warranties unless:

          (i) the amount of each claim is more than $140,000, in which case the Assignor may recover all amounts claimed and not just the excess of $140,000; and

         (ii) the aggregate amount claimed in respect of all breaches under this agreement must exceed $700,000, in which case the Assignor may recover all amounts claimed, not just the excess over $700,000.

9.6  Maximum Amount of Claims

     (a) The maximum aggregate amount of Claims which the Assignee may recover is the amount (excluding interest) it has paid to the Assignor under this agreement on account of the Purchase Price.

     (b) For the avoidance of doubt, the Assignee cannot recover any amount for a Claim if it has already recovered an amount equal to the amount of cash it has paid to the Assignor under this agreement.

9.7  Frivolous Claim

     No party may make, or institute any legal proceedings for, any frivolous or vexatious Claim.

9.8  Right to Reimbursement

     (a) The Assignee must reimburse the Assignor an amount equal to any sum paid by the Assignor for any Claim which is subsequently recovered by or paid to the Assignee by any third party (including but not limited to, any insurer).

     (b) The Assignor must reimburse the Assignee an amount equal to any sum paid by the Assignee for any Claim which is subsequently recovered by or paid to the Assignor by any third party (including but not limited to, any insurer).

9.9  No Liability if Loss is Otherwise Compensated for

     No liability will attach to the Assignor by reason of any breach of any of the Assignor Warranties to the extent that the same loss has been recovered by the Assignee under any other Assignor Warranty or term of this agreement and accordingly the Assignee may only recover once for the same loss.

10   OTHER MATTERS

10.1

     (a) The Guarantor shall, for a period of 12 months from the date of Completion, investigate ways to assist the Assignor in marketing its non-English pay television channels ("the Assignor's channels") by:

          (i) using its reasonable endeavours to procure distribution of the Assignor's channels which are suitable for the New Zealand market at reasonable commercial rates and on reasonable commercial terms over any pay television network in New Zealand in which the Guarantor has an interest; and

         (ii) using its reasonable endeavours to procure distribution of the Assignor's channels which are suitable to the relevant markets at reasonable commercial rates and on reasonable commercial terms over pay television networks which UnitedGlobalCom Inc has an interest.

     (b)  This Clause shall not merge on Completion.

11   GENERAL PROVISIONS

11.1 Further Assurance

     The parties covenant and agree that each will do all acts and things and execute all deeds and documents and other writings as are from time to time reasonably required for the purposes of or to give effect to this agreement including to effect the registration of the assignment of the Licences to the Assignee by the ACA.

11.2 Governing Law

     (a) This agreement is governed by and construed in accordance with the laws of New South Wales and of the applicable laws of the Commonwealth of Australia in force from time to time.

     (b) Any legal action or proceedings with respect to this agreement may only be brought in any of the courts of New South Wales and the parties hereby exclusively submit to the jurisdiction of such courts and of the courts of appeal there from.

11.3 Public Announcements and Confidentiality

     (a) Subject to Clause 11.3(b) and (c), each of the parties will procure that neither it nor any of its Related Bodies Corporate will make any public announcement or disclosure to any person in relation to this agreement, or information of which it has become aware in connection with this agreement, unless it first consults with and obtains the agreement in writing of the other parties, which agreement is not to be unreasonably withheld, but:

          (1) no party will be entitled to withhold agreement in the case of a public announcement or notification where and to the extent that the same is required by law or the Australian Stock Exchange Limited Listing Rules; and

          (2)  a party will be entitled to make disclosures:

               (A) to the directors, secretary, professional advisers and bankers of that party so long as the party uses all reasonable endeavours to ensure that the matters disclosed are kept confidential

               (B) of information in the public domain other than as a breach of this Clause; and

     (b) Austar may make such public announcements or disclosure in relation to this agreement as required to satisfy any obligations that it has under any Laws, including under the Listing Rules.

     (c) The parties will agree the form of the public announcement to be made by the Guarantor following signing of this agreement before the Guarantor makes that announcement.

     (d) The Non Disclosure Agreement between the Assignor and the Assignee dated 20 March 2000 will cease to apply to Confidential Information relating solely to the terms of the Licences.

11.4 No Set Off

     The Assignee must not set off against any amount payable by it to the Assignor (or any amount due and payable or to become due and payable by it to the Assignor) any amount due and payable or to become due and payable by the Assignor to it.

11.5 Notices

     (a) All notices, requests, consents and other documents ("Notices") authorised or required to be given by or under this agreement will be given in legible writing and in English and either personally served or sent by facsimile transmission ("fax") addressed as follows:

          Assignor

          To:          Television & Radio Broadcasting Services Australia Pty
                       Limited

          Address:     55 Pyrmont Bridge Road, Pyrmont 2009

          Fax  No:     9776 2323

          Attention:   Mr Mike Boulos

          Assignee and Guarantor

          To:          Austar United Communications Limited

          Address:     Level 29 AAP Centre, 259 George Street, Sydney 2000

          Fax  No:     9394 9850

          Attention:   Corporate Counsel

     (b)  Notices will be deemed served or given:

          (1) if personally served, by being left at the address of the party to whom the Notice is given between the hours of 9.00 am and 5.00 pm on any Business Day ("business hours");

          (2) if sent by fax, when successfully transmitted during business hours in the place to where the facsimile is being transmitted, or if not during business hours, then when business hours next commence.

     (c) Any party may change its address for receipt of Notices at any time by giving notice to the other party. Any Notice given under this agreement may be signed on behalf of any party by the duly authorized representative of that party and will be sent to all other parties to this agreement.

11.6 Successors and Assigns

     All of the terms and provisions of this agreement are binding upon, enure to the benefit of, and are enforceable by the respective representatives, successors or assigns of each of the parties provided that no party may assign any of its obligations or rights hereunder without the prior written consent of the other parties (which consent cannot be unreasonably withheld or delayed.)

11.7 Duty

     All Duty assessed on this agreement, or concerning anything done or to be done under this agreement (including the assignment of the Licences), must be paid by the Assignee. The Assignee indemnifies the Assignor in respect thereof and must take all steps necessary to ensure that all Duty is assessed and paid within the time limits required by law. The Assignee is liable for any penalty, interest or fine payable for the failure so to do.

11.8 Expenses

     Each party bears its own cost and expenses, including brokerage, investment bank, legal or other advisor fees and commissions, if any, incurred in connection with this agreement and the transactions contemplated by it.

11.9 Entire agreement

     This agreement contains the entire understanding of the parties hereto concerning the transactions contemplated by this agreement. There are no understandings, agreements, warranties or representations, express or implied, concerning the transactions contemplated by this agreement except for those specifically set forth herein.

11.10 Amendments

     No amendment or modification of, nor addition to, the provisions of this agreement are binding unless it is in writing and executed by the parties to this agreement.

11.11 Waiver

     (a) A party's failure or delay to exercise a power or a right does not operate as a waiver of that power or right.

     (b) The exercise of a power or right does not preclude its future exercise or the exercise of any other power or right.

     (c) No waiver of any power or right under this agreement is effective unless it is in writing.

11.12 Severance and Reading Down

     (a)  Each word,  phrase,  sentence,  subparagraph,  paragraph,  sub-clause,
          Clause  or  other  provision   ("provision")   of  this  agreement  is
          severable.

     (b) If a court determines that a provision is unenforceable, illegal or void, the court may sever that provision which becomes inoperative.

     (c)  Such severance does not affect any other provision of this agreement.

     (d) Where a provision of this agreement would otherwise be unenforceable, illegal or void, the effect of that provision will, so far as is possible, be limited and read down such that it is not unenforceable, illegal or void.

11.13 Counterparts

     This agreement may be executed in counterparts which, when taken together, form one document.

11.14 Survival

     Clauses 1, 2.4, 3, 4, 6.5, 9, 11 and 12 survive termination of this agreement.

12   GUARANTEE AND INDEMNITY

12.1 Guarantee

     The Guarantor unconditionally and irrevocably guarantees to the Assignor:

     (a)  the payment of the Guaranteed Moneys; and

     (b) the due and punctual performance by the Assignee of the Assignee's obligations under this agreement.

12.2 Payment

     If the Guaranteed Moneys are not paid when due, the Guarantor must immediately on demand from the Assignor pay to the Assignor the Guaranteed Moneys in the same manner as the Guaranteed Moneys are required to be paid.

12.3 Performance

     If the Assignee fails to perform any of its obligations under this agreement when they are due, the Guarantor must immediately on demand from the Assignor perform those obligations or cause the Assignee to perform those obligations.

12.4 Indemnity

     (a) If any of the Guaranteed Moneys (or amounts which would have been Guaranteed Moneys had they not been irrecoverable) are:

          (i)  irrecoverable from the Assignee; and

         (ii) not recoverable by the Assignor from the Guarantor on the basis of a guarantee;

          the Guarantor as a separate and principal obligation;

          (i) indemnifies the Assignor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Assignor in relation to the non-payment of those amounts; and

         (ii)  must pay to the Assignor an amount equal to those amounts.

     (b) The Guarantor indemnifies the Assignor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Assignor in relation to:

          (i) the failure of the Assignee to perform its obligations under this agreement; or

         (ii) the failure of the Guarantor to cause the Assignee to perform its obligations under this agreement.

12.5 Extent of Guarantee and Indemnity

     (a)  This Clause 12 applies to:

          (i) the present and future amounts of Guaranteed Moneys and the present and future obligations of the Assignee under this agreement, and

         (ii)  this agreement, as amended, supplemented, renewed or replaced.

     (b) The obligations of the Guarantor under this Clause 12 extend to any increase in the Guaranteed Moneys and any change in the obligations of the Assignee as a result of:

          (i)  any  amendment,   supplement,  renewal  or  replacement  of  this
               agreement; or

         (ii)  the occurrence of any other thing.

     (c) This Clause 12 is not affected nor are the obligations of the Guarantor under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

     (d)  This Clause 12 applies:

          (i) regardless of whether the Guarantor is aware of or has consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which the Assignee and the Assignor are a party or the occurrence of any other thing; and

         (ii)  irrespective of any rule of law or equity to the contrary.

12.6 Principal and Independent Obligation

     (a) This Clause 12 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

     (b) This Clause 12 is enforceable against the Guarantor whether or not the Assignor has:

          (A)  made demand upon the Assignee; or

          (B)  given  notice to the  Assignee or any other person for any thing;
               or

          (C)  taken any other steps  against the Assignee or any other  person;
               and

          (D)  whether or not any Guaranteed Moneys is due.

12.7 No Competition

     (a) Subject to Clause 12.7(b), until the Guaranteed Moneys have been fully paid, the obligations of the Assignee under this agreement have been fully performed and this Clause 12.7(a) has been finally discharged, the Guarantor must not, either directly or indirectly, prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of the Assignee.

     (b) If required by the Assignor, the Guarantor must prove in any liquidation of the Assignee for all amounts owed to the Guarantor.

     (c) All amounts recovered by the Guarantor from any liquidation or under any Security Interest from the Assignee must be received and held in trust by the Guarantor for the Assignor to the extent of the unsatisfied liability of the Guarantor under this Clause 12.

12.8 Continuing Guarantee and Indemnity

     This Clause 12 is a continuing obligation of the Guarantor, despite:

     (a)  any settlement of account; or

     (b)  the occurrence of any other thing,

     (c)  and remains in full force and effect until:

     (d)  all the Guaranteed Moneys have been paid in full;

     (e) the obligations of the Assignee under this agreement have been fully performed; and

     this Clause 12 has been finally discharged by the Assignor.

12.9 Procurement

     Without limiting any other provision of this agreement, and notwithstanding any other provision of this agreement, the Guarantor will ensure that the Assignee performs each of its obligations under this agreement (as and when required by this agreement) and any other agreement entered into in accordance with this agreement or relates to the transactions contemplated in this agreement.

12.10 Limitation

     Any limitation of the liability of the Assignee under this agreement also applies mutatis mutandis to the Guarantor's liability under this Clause 12.


EXECUTED as an agreement



SIGNED FOR AND ON BEHALF OF                       )
TELEVISION AND RADIO                              )
BROADCASTING SERVICES                             )
AUSTRALIA PTY LIMITED                             )



/s/ Mike Boulos
------------------------------------------------
Authorised Person


SIGNED FOR AND ON BEHALF OF                       )
AUSTAR UNITED LICENCECO                           )
PTY LIMITED                                       )


/s/ John Clinton Porter                                          /s/ Anne Louise Wilde
------------------------------------------------                 --------------------------------------------------
Director                                                          Director/Secretary


SIGNED FOR AND ON BEHALF OF                       )
AUSTAR UNITED COMMUNICATIONS                      )
LIMITED                                           )




/s/ John Clinton Porter                                          /s/ Jonathan L. Morphett
-----------------------------------------------                  --------------------------------------------------
Director                                                         Director/Secretary


                                   SCHEDULE 1
                                   ----------




         SPECTRUM LICENCES ISSUED UNDER THE RADIOCOMMUNICATIONS ACT 1992





1        Licence Number 8100020 (Perth)

2        Licence Number 8100023 (Perth)

3        Licence Number 8100025 (Perth)

4        Licence Number 8100027 (Sydney)

5        Licence Number 8100015 (Melbourne)

6        Licence Number 8100012 (Canberra)

7        Licence Number 8100010 (Adelaide)

8        Licence Number 8100008 (Brisbane)

9        Licence Number 8100005 (Adelaide)

10       Licence Number 8100003 (Adelaide)

                                   SCHEDULE 2
                                   ----------


                               ASSIGNEE WARRANTIES


Corporate Status and Authority

1 The Assignee and the Guarantor have the legal right and power to enter into this agreement and to consummate the transactions contemplated by it, on and subject to the terms and conditions of this agreement.

2 The execution, delivery and performance of this agreement by the Assignee and the Guarantor have been duly and validly authorised and this agreement is a valid and binding agreement of the Assignee and the Guarantor.

3 The Assignee and the Guarantor are duly incorporated under the laws of Australia.

4 As at the date of this agreement neither the Assignee, the Guarantor nor any of their Related Bodies Corporate nor any of their employees or advisors who were involved in the Assignee's or Guarantor's consideration of the Licences, the Assignor and its business, this agreement and possible other agreements with the Assignor or in connection with the Licences are aware of any matter or thing which would prevent the Assignor transferring the Licences unencumbered to the Assignee as contemplated by this agreement.

                                   SCHEDULE 3
                                   ----------


                               ASSIGNOR WARRANTIES


Corporate Status and Authority

1 The Assignor has the legal right and power to enter into this agreement and to consummate the transactions contemplated by it, on and subject to the terms and conditions of this agreement.

2 The execution, delivery and performance of this agreement by the Assignor has been duly and validly authorised and this agreement is a valid and binding agreement of the Assignor enforceable in accordance with its terms.

Licences

3    The Assignor is the sole legal and beneficial owner of the Licences.

4    As at Completion the Licences will not be subject to any Encumbrance.

5    At   Completion   the  Assignor  will  assign  the  Licences  free  of  any
     Encumbrances to the Assignee as contemplated by this agreement.

6 At Completion there will be no users of any spectrum which is the subject of the Licences that are authorised by the Assignor.

7 To the best of the Assignor's knowledge as at the date of this agreement the Assignor is not in breach of and has not received notice of a breach of, any conditions of the Licences or any Law applicable to the Licences.

8 As at the date of this agreement to the best of the Assignor's knowledge, the Assignor has not acted in any way and is not aware of any reason which is reasonably likely to cause the ACA to refuse to amend the Register to document the assignment of the Licences to the Purchaser.

9 As at the date of this agreement to the best of the Assignor's knowledge, no person has made any claims or demands in relation to the Licences and is not aware of any such claims or demands that may be made.

10 The Licences numbered 7, 9 and 10 on Schedule 1 were not Encumbered to the South Australian government when converted to a Licence from apparatus licences.

                                   ANNEXURE 1
                                   ----------





                            [TRANSFER FORMS OMMITTED]